Exhibit 21

SUBSIDIARIES OF THE PARTNERSHIP

Subsidiaries of ONEOK Partners, L.P.
ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK ILP GP, L.L.C.	Delaware
Bear Paw Investments, LLC	Delaware
Bear Paw Energy, LLC	Delaware
Bear Paw Processing Company (Canada), Ltd.	Alberta
Brown Bear Enterprises, LLC	Delaware
Border Minnesota Pipeline, LLC	Delaware
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Technologies, Inc.	Oklahoma
Border Midstream Services, Ltd.	Alberta
Border Midwestern Company	Delaware
Midwestern Gas Transmission Company	Delaware
Border Viking Company	Delaware
Viking Gas Transmission Company	Delaware
Crestone Energy Ventures, L.L.C.	Delaware
Crestone Bighorn, L.L.C.	Delaware
Crestone Gathering Services, L.L.C.	Delaware
Crestone Powder River, L.L.C.	Delaware
Crestone Wind River, L.L.C.	Delaware
Northern Border Pipeline Company (general partnership)(50%)	Texas
Guardian Pipeline, L.L.C.	Delaware
Bighorn Gas Gathering, L.L.C. (49%)	Delaware
Fort Union Gas Gathering, L.L.C.(37.04%)	Delaware
Lost Creek Gathering Company, L.L.C.(35%)	Delaware
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Mid Continent Market Center, L.L.C.	Kansas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Arbuckle Pipeline, L.L.C.	Delaware
ONEOK Arbuckle North Pipeline, L.L.C.	Delaware
ONEOK Arbuckle Land Company	Texas
ONEOK Bakken Pipeline, L.L.C.	Delaware
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Gathering, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK MB I, L.P.	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK Mont Belvieu Storage Company, L.L.C.	Delaware
ONEOK NGL Pipeline, L.L.C.	Delaware
ONEOK NGL Gathering, L.L.C.	Delaware
ONEOK North System, L.L.C.	Delaware
ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Pipeline Holdings, L.L.C.	Delaware
ONEOK Texas Gas Storage, L.L.C.	Texas
ONEOK Transmission Company, L.L.C.	Delaware
ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK VESCO Holdings, L.L.C.	Delaware
ONEOK WesTex Transmission, L.L.C.	Delaware
Overland Pass Pipeline Company LLC (50%)	Delaware
Potato Hills Gas Gathering System (joint venture) (51%)	Oklahoma
Sycamore Gas System (general partnership) (48.445%)	Oklahoma
Venice Energy Services Company, L.L.C. (10.1765%)	Delaware
Mont Belvieu I Fractionation Facility (joint venture) (80%)	Texas
Heartland Pipeline Company (general partnership) (50%)	Texas